Exhibit 32.1

CERTIFICATION OF EXECUTIVE OFFICERS*

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Affinia Group Intermediate Holdings Inc. (the Company) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Keith A. Wilson
Keith A. Wilson
President and Chief Executive Officer
May 12, 2014

/s/ Steven P. Klueg
Steven P. Klueg
Senior Vice President and Chief Financial Officer
May 12, 2014

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.